                                                                    Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS


  We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-8) of Sterling Commerce, Inc. (the "Company"), in connection with the Sterling Commerce, Inc. Employee Stock Purchase Plan of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended September 30, 1997 filed with the Securities and Exchange Commission.


                                         ERNST & YOUNG LLP


Dallas, Texas

November 21, 1997